NEWS RELEASE
Five Below, Inc. Announces Third Quarter Fiscal 2015 Financial Results
Q3 sales increased 23.0% to $169.7 million
Q3 EPS increased to $0.08
Guides Q4 2015 EPS to $0.74 to $0.76
PHILADELPHIA, PA – (December 3, 2015) – Five Below, Inc. (NASDAQ: FIVE) today announced financial results for the thirteen and thirty-nine weeks ended October 31, 2015.

For the thirteen weeks ended October 31, 2015:

•	Net sales increased by 23.0% to $169.7 million from $138.0 million in the third quarter of fiscal 2014; comparable store sales increased by 4.8%.

•	Operating income increased to $7.0 million from $5.5 million in the third quarter of fiscal 2014.

•	The Company opened 17 net new stores and ended the quarter with 434 stores in 27 states. This represents an increase in stores of 18.9% from the end of the third quarter of fiscal 2014.

•	U.S. generally accepted accounting principles, or GAAP, net income was $4.3 million compared to $3.3 million in the third quarter of fiscal 2014.

•	GAAP diluted income per common share was $0.08 compared to $0.06 per share in the third quarter of fiscal 2014.

Joel Anderson, CEO, stated: "We are very pleased to report third quarter financial results that came in ahead of our expectations. Continued strength in the performance of our new stores and above-plan comp results were driven by our compelling assortment of trend-right products at a great value that resonated with customers."

Mr. Anderson continued, “We have been in preparation mode for the fourth quarter all year and believe we are well-positioned for the peak holiday weeks that lie ahead. Our teams have planned exciting marketing campaigns to highlight a great holiday product assortment, which we believe will deliver ample newness and "wow" for our customers and reinforce our position as a destination for holiday shopping.”

For the thirty-nine weeks ended October 31, 2015:

•	Net sales increased by 21.4% to $505.6 million from $416.5 million in the comparable period in fiscal 2014; comparable store sales increased by 3.2%.

•
Operating income was $25.6 million compared to $24.1 million in the comparable period in fiscal 2014. Adjusted operating income, which excludes the impact of the founders’ transaction in the first quarter of fiscal 2014 (see GAAP/Non-GAAP reconciliation table), increased to $25.6 million as compared to $24.9 million in the comparable period in fiscal 2014.

•	The Company opened 68 net new stores compared to 61 new stores opened in the comparable period in fiscal 2014.

•
GAAP net income was $15.7 million compared to $14.7 million in the comparable period in fiscal 2014. Adjusted net income, which excludes the impact of the founders’ transaction in the first quarter of fiscal 2014 (see GAAP/Non-GAAP reconciliation table), was $15.7 million compared to $15.2 million for the comparable period in fiscal 2014.

•
GAAP diluted income per common share was $0.29 compared to $0.27 per share in the comparable period in fiscal 2014. Adjusted diluted income per common share, which is adjusted net income on an adjusted diluted weighted average shares outstanding basis in the thirty-nine weeks ended November 1, 2014 (see GAAP/Non-GAAP reconciliation table), was $0.29 per share compared to $0.28 per share in the comparable period in fiscal 2014.

Balance sheet highlights as of October 31, 2015:

•	Cash and cash equivalents: $18.1 million

•	Total liquidity (cash and cash equivalents plus availability on a $20 million revolver facility): $38.1 million

Fourth Quarter and Fiscal 2015 Outlook:
For the fourth quarter of fiscal 2015, net sales are expected to be in the range of $318 million to $323 million based on opening 2 net new stores and assuming a 2% to 3% increase in comparable store sales. GAAP net income is expected to be in the range of $40.8 million to $41.9 million, with a GAAP diluted income per common share range of $0.74 to $0.76 on approximately 55.0 million estimated diluted weighted average shares outstanding.

For fiscal 2015, the Company has raised the low end of its expected net sales range. Net sales are now expected to be in the range of $823 million to $828 million based on opening 70 net new stores for the full year and assuming an approximate 3% increase in comparable store sales. The Company is also narrowing its earnings outlook for fiscal 2015. GAAP net income is now expected to be in the range of $56.4 million to $57.5 million, with a GAAP diluted income per common share of $1.03 to $1.05 on approximately 55.0 million estimated diluted weighted average shares outstanding.

Conference Call Information:
A conference call to discuss the third quarter fiscal 2015 financial results is scheduled for today, December 3, 2015, at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-627-6581 (international callers please dial 719-325-4923) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at investor.fivebelow.com in the investor relations section of the website.

A taped replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online and by dialing 877-870-5176 (international callers please dial 858-384-5517). The pin number to access the telephone replay is 4167755. The replay will be available until December 10, 2015.

Non-GAAP Information:
This press release includes non-GAAP adjusted operating income, adjusted net income, adjusted diluted weighted average shares outstanding and adjusted diluted income per common share, each a non-GAAP financial measure. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in tables accompanying this release. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a meaningful evaluation of its quarterly and fiscal year 2015 diluted income per common share and actual results on a comparable basis with its quarterly and fiscal year 2014 results. In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company’s industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect management's current views and estimates regarding the Company's industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. Investors can identify these statements by the fact that they use words such as "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future" and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks relating to the Company's strategy and expansion plans, the availability of suitable new store locations, risks that consumer spending may decline and that U.S. and global macroeconomic conditions may worsen, risks related to the Company's continued retention of its senior management and other key personnel, risks relating to changes in consumer preferences and economic conditions, risks relating to lack of online sales, risks relating to extreme weather, risks relating to the Company's distribution centers, quality or safety concerns about the Company's merchandise, events that may affect the Company's vendors, increased competition from other retailers including online retailers, risks relating to cyber security, risks relating to trade restrictions, and risks associated with leasing substantial amounts of space. For further details and a discussion of these risks and uncertainties, see the Company's periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company's assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this news release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Five Below:
Five Below is a rapidly growing specialty value retailer offering a broad range of trend-right, high-quality merchandise targeted at the teen and pre-teen customer. Five Below offers a dynamic, edited assortment of exciting products in a fun and differentiated store environment, all priced at $5 and below, including select brands and licensed merchandise across a number of category worlds: Style, Room, Sports, Tech, Crafts, Party, Candy, and Now. Five Below is headquartered in Philadelphia, Pennsylvania. For more information, visit www.fivebelow.com.

###
Investor Contact:
ICR, Inc.
Farah Soi/Caitlin Morahan
203-682-8200
Farah.Soi@icrinc.com/Caitlin.Morahan@icrinc.com

Media Contact:
ICR, Inc.
Julia Young
203-682-8200
FivePR@icrinc.com

FIVE BELOW, INC.
Consolidated Balance Sheets
(Unaudited)
(in thousands)

	October 31, 2015	January 31, 2015	November 1, 2014
Assets
Current assets:
Cash and cash equivalents	$18,083	$63,186	$5,291
Inventories	213,635	115,652	167,174
Prepaid income taxes	10,328	1,939	6,211
Deferred income taxes	9,095	8,623	5,199
Prepaid expenses and other current assets	24,698	18,180	20,421
Total current assets	275,839	207,580	204,296
Property and equipment, net	119,974	86,998	84,206
Deferred income taxes	1,254	—	1,618
Other assets	318	284	278
	$397,385	$294,862	$290,398

Liabilities and Shareholders’ Equity
Current liabilities:
Line of credit	$—	$—	$—
Accounts payable	110,135	39,222	82,857
Income taxes payable	239	14,442	537
Accrued salaries and wages	6,170	5,275	5,130
Other accrued expenses	34,504	20,462	22,664
Total current liabilities	151,048	79,401	111,188
Deferred rent and other	46,850	40,450	40,357
Deferred income taxes	—	742	—
Total liabilities	197,898	120,593	151,545
Shareholders’ equity:
Common stock	545	544	544
Additional paid-in capital	303,533	293,992	291,889
Accumulated deficit	(104,591)	(120,267)	(153,580)
Total shareholders’ equity	199,487	174,269	138,853
	$397,385	$294,862	$290,398

FIVE BELOW, INC.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 31, 2015	November 1, 2014	October 31, 2015	November 1, 2014
Net sales	$169,685	$137,979	$505,603	$416,462
Cost of goods sold	116,920	96,356	345,851	284,999
Gross profit	52,765	41,623	159,752	131,463
Selling, general and administrative expenses	45,768	36,143	134,177	107,386
Operating income	6,997	5,480	25,575	24,077
Interest income (expense), net	23	(6)	12	(88)
Loss on debt extinguishment	—	—	—	244
Other expense	—	—	325	—
Income before income taxes	7,020	5,474	25,262	23,745
Income tax expense	2,683	2,163	9,586	9,034
Net income	4,337	3,311	15,676	14,711
Net income attributable to participating securities	—	—	—	(20)
Net income attributable to common shareholders	$4,337	$3,311	$15,676	$14,691
Basic income per common share	$0.08	$0.06	$0.29	$0.27
Diluted income per common share	$0.08	$0.06	$0.29	$0.27
Weighted average shares outstanding:
Basic shares	54,529,403	54,329,859	54,525,797	54,159,532
Diluted shares	54,833,252	54,662,869	54,811,978	54,539,286

FIVE BELOW, INC.
Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Thirty-Nine Weeks Ended
	October 31, 2015	November 1, 2014
Operating activities:
Net income	$15,676	$14,711
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	16,126	12,605
Share-based compensation expense	8,400	4,204
Deferred income tax benefit	(2,468)	(1,998)
Other non-cash expenses	47	357
Changes in operating assets and liabilities:
Prepaid income taxes	(8,389)	(4,715)
Inventories	(97,983)	(77,797)
Prepaid expenses and other assets	(6,572)	(5,164)
Accounts payable	64,971	46,518
Income taxes payable	(14,203)	(5,470)
Accrued salaries and wages	895	2,458
Deferred rent	6,916	5,655
Other accrued expenses	15,078	5,015
Net cash used in operating activities	(1,506)	(3,621)
Investing activities:
Capital expenditures	(44,749)	(24,787)
Net cash used in investing activities	(44,749)	(24,787)
Financing activities:
Repayment of note payable under Term Loan Facility	—	(19,500)
Net proceeds from issuance of common stock	81	105
Proceeds from exercise of options to purchase common stock	811	1,220
Common shares withheld for taxes	(322)	—
Excess tax benefit related to exercises of stock options	582	1,690
Net cash provided by (used in) financing activities	1,152	(16,485)
Net decrease in cash and cash equivalents	(45,103)	(44,893)
Cash and cash equivalents at beginning of period	63,186	50,184
Cash and cash equivalents at end of period	$18,083	$5,291

FIVE BELOW, INC.
GAAP to Non-GAAP Reconciliation of Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

Reconciliation of operating income, as reported, to adjusted operating income
	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 31, 2015	November 1, 2014	October 31, 2015	November 1, 2014
Operating income, as reported	$6,997	$5,480	$25,575	$24,077
Adjustments:
Founders' transaction (1)	—	—	—	858
Adjusted operating income	$6,997	$5,480	$25,575	$24,935

Reconciliation of net income attributable to common shareholders, as reported, to adjusted net income
	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 31, 2015	November 1, 2014	October 31, 2015	November 1, 2014
Net income attributable to common shareholders, as reported	$4,337	$3,311	$15,676	$14,691
Adjustments:
Net income attributable to participating securities, as reported	—	—	—	20
Net income, as reported	4,337	3,311	15,676	14,711
Adjustments:
Founders' transaction (1)	—	—	—	858
Less tax benefit	—	—	—	(324)
Adjusted net income	$4,337	$3,311	$15,676	$15,245

Reconciliation of diluted weighted average shares outstanding, as reported, to adjusted diluted weighted average shares outstanding
	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 31, 2015	November 1, 2014	October 31, 2015	November 1, 2014
Diluted weighted average shares outstanding, as reported	54,833,252	54,662,869	54,811,978	54,539,286
Adjustments:
Unvested and vested restricted stock (2)	—	—	—	118,425
Adjusted diluted weighted average shares outstanding	54,833,252	54,662,869	54,811,978	54,657,711

Reconciliation of diluted income per common share, as reported, to adjusted diluted income per common share
	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 31, 2015	November 1, 2014	October 31, 2015	November 1, 2014
Diluted income per common share, as reported	$0.08	$0.06	$0.29	$0.27
Adjustments to numerator:
Founders’ transaction (1)	—	—	—	0.02
Income tax benefit per share	—	—	—	(0.01)
Adjusted diluted income per common share	$0.08	$0.06	$0.29	$0.28

(1)
Founders’ transaction relates to the expense recognition for the options granted to the founders in fiscal 2010 and their modification in March 2012, which cancelled the fiscal 2010 option award to purchase 2,020,620 shares of common stock and granted an equal number of restricted shares that vested through March 2014.

(2)	Assumes the impact of all unvested and vested restricted stock related to the Founders' transaction as of the beginning of the period.